Exhibit 99.1

AudioEye Announces $15 million Stock Repurchase Program

TUCSON, Ariz. – October 20, 2026 – AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), an industry-leading digital accessibility company, today announced that its Board of Directors (the “Board”) has authorized the repurchase of up to $15 million of the Company’s outstanding shares of common stock expiring on October 18, 2027. The Company intends to fund the stock repurchase program with working capital and cash from operations. The new program replaces the share repurchase authorization that was originally scheduled to expire on January 24, 2027, which prior authorization was terminated in connection with the new authorization.

“We expect to generate meaningful cash over the next year as operating leverage continues to increase. We believe that share repurchases are one of the highest-impact ways to deliver value to stockholders. We are excited to report results next week and to discuss the third quarter and outlook for the fourth quarter,” said Kelly Georgevich, CEO of AudioEye.

The Company may repurchase stock from time to time in open market transactions or through privately negotiated transactions in accordance with applicable requirements. The timing and amounts of any purchases under the stock repurchase program will be based on market conditions and other factors, including price. The stock repurchase program may be suspended or discontinued at any time and does not obligate the Company to repurchase any dollar amount or particular number of shares of stock.

About AudioEye

AudioEye exists to ensure the digital future we build is accessible for people with disabilities and AI agents. AudioEye's comprehensive solution for over 129,000 customers combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection against lawsuits and readiness for AI agents. With 25 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements

All statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "confident", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding the source of funds to be used to repurchase any shares under the program, future cash flows and cash generation of the Company, and future operating leverage of the Company. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye's revenue and financial performance; sales channels and offerings; product development and technological changes; the acceptance of AudioEye's products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management's view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860